UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 14, 2005

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO		80112
(Address of principal executive offices)		(Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

EchoStar Communications Corporation has finalized the tax characteristics of the cash distribution paid to its stockholders on December 14, 2004. 50% of the distribution should be reflected for tax purposes as an Ordinary Dividend and 50% as a Nontaxable Distribution. We previously issued a preliminary estimation of the split as 57% as an Ordinary Dividend and 43% as a Nontaxable Distribution in our Current Report on Form 8-K filed January 27, 2005. This change represents a $0.07 per share decrease in Ordinary Dividends and a corresponding increase in Nontaxable Distributions.

The revised letter and related tax information furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K will be distributed to our stockholders of record as of December 8, 2004 to report the final tax characteristics of the cash distribution we paid to our stockholders on December 14, 2004.

The information included in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any registration statement filed by us under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Revised letter from EchoStar Communications Corporation (“EchoStar”) to stockholders of record as of December 8, 2004 regarding reporting of the final tax characteristics of the cash distribution paid to EchoStar stockholders on December 14, 2004.

99.2	Final information regarding the tax characteristics of the cash distribution paid to EchoStar stockholders on December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION
Date: April 14, 2005	By:	/s/ David J. Rayner
David J. Rayner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised letter from EchoStar Communications Corporation (“EchoStar”) to stockholders of record as of December 8, 2004 regarding reporting of the final tax characteristics of the cash distribution paid to EchoStar stockholders on December 14, 2004.

99.2	Final information regarding the tax characteristics of the cash distribution paid to EchoStar stockholders on December 14, 2004.

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